UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 29, 2019

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2019, Geron Corporation (the “Company” or “Geron”) entered into a Master Services Agreement (the “Agreement”) with Parexel International (IRL) Limited (“Parexel”), a contract research organization, pursuant to which Parexel (or one or more of its affiliates) will provide contract research services related to clinical trials conducted by Geron in accordance with the terms of separate individual work orders to be entered into by the parties. Under the Agreement, Geron will pay Parexel for service fees and pass-through expenses incurred by Parexel in accordance with the budget to be set forth in each applicable work order.

Either party may immediately terminate the Agreement and/or any individual work order, and either party may suspend the performance of services for a material uncured breach by the other party. In addition, either party may terminate the Agreement and/or any individual work order on prior written notice if regulatory authorization or approval required for the services is withdrawn, continuation of the services would violate law, or the other party becomes insolvent, and Parexel may terminate any work order if Parexel reasonably believes that continuation of the services under such work order would pose a serious safety risk to the health and/or wellbeing of a project participant. Geron may terminate the Agreement and/or any work order without cause on prior written notice to Parexel. Upon expiration and/or termination of the Agreement and/or any work order, Geron will pay Parexel for all mutually agreed and undisputed fees for services, non-cancelable costs and pass-through expenses actually incurred by Parexel.

Contemporaneously with execution of the Agreement, the parties entered into Work Order Number 1 (“Work Order No. 1”) effective January 30, 2019. Under Work Order No. 1, Parexel will provide services related to IMerge, a trial evaluating imetelstat in transfusion dependent patients with Low or Intermediate-1 risk myelodysplastic syndromes, who have relapsed after or are refractory to prior treatment with an erythropoiesis stimulating agent, have not received prior treatment with either a hypomethylating agent or lenalidomide and do not have a deletion 5q chromosomal abnormality (the “Study”). As compensation for Parexel’s services under Work Order No. 1, the Company will pay Parexel service fees and pass-through expenses according to the project budget, which together are estimated to be approximately $33 million in the aggregate. The parties agreed that services performed by Parexel to date will be governed by the terms and conditions of the Agreement, including Work Order No. 1.

The foregoing descriptions of the Agreement and Work Order No. 1 do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete text of the Agreement and Work Order No. 1, which will be filed with the Securities and Exchange Commission (the “SEC”) as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Operating Officer

On January 30, 2019, the Board of Directors of the Company (the “Board”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), appointed Andrew J. Grethlein, Ph.D., as Executive Vice President and Chief Operating Officer of the Company. In this role, Dr. Grethlein will oversee global regulatory affairs, pharmacovigilance and drug safety, manufacturing, quality and program management, as well as human resources and information technology.

Dr. Grethlein, 54, joined Geron in September 2012 as Executive Vice President, Technical Operations and was promoted to Executive Vice President, Development and Technical Operations in July 2014. Prior to joining Geron, Dr. Grethlein was Executive Vice President and Chief Operating Officer for Inspiration Biopharmaceuticals, a biopharmaceutical company, from January 2010 to September 2012. From October 2008 until January 2010, Dr. Grethlein was Senior Vice President of Biotechnology and Portfolio Management Team Leader for Hematology at Ipsen S.A., a global specialty pharmaceutical company. His responsibilities at Ipsen included planning and execution of worldwide strategy for product and portfolio development in the hematologic therapeutic area. From 2003 to 2008, Dr. Grethlein served as Senior Vice President of Pharmaceutical Operations at Tercica, Inc., an endocrinology oriented biopharmaceutical company, where he was a member of the senior executive team that governed corporate strategy, business planning and company operations, and had responsibility for all manufacturing and quality functions. Before joining Tercica, Dr. Grethlein served in various positions at Elan Corporation, a biotechnology company, from 1997 to 2003, including as Senior Director, South San Francisco Pharmaceutical Operations. From 1995 to 1997, Dr. Grethlein served as Manager, Biologics Development and Manufacturing, for Athena Neurosciences, Inc., a pharmaceutical company. Prior to this, he served in various engineering positions for the Michigan Biotechnology Institute, a nonprofit technology research and business development corporation. Dr. Grethlein received his A.A. degree in liberal arts from Simon’s Rock Early College, his B.S. in biology from Bates College, and his M.S. and Ph.D. in chemical engineering from Michigan State University.

The Company entered into an employment agreement with Dr. Grethlein effective September 17, 2012 in connection with his initial commencement of employment with the Company, which was amended on February 11, 2014, in connection with Dr. Grethlein’s promotion to Executive Vice President, Development and Technical Operations, and further amended effective January 31, 2019, in connection with his appointment as Chief Operating Officer (the “Amended Employment Agreement”). The Amended Employment Agreement provides for an annual base salary of $460,000, subject to increase at the sole discretion of the Board, an annual performance-based bonus targeted at 45% of his annual base salary (the “Annual Bonus”), subject to a clawback provision that would require Dr. Grethlein to forfeit his entire annual performance-based bonus if the Company determined that he engaged in any misconduct intended to affect the payment of his annual performance-based bonus, or otherwise engaged in any act or omission that would constitute cause for termination of his employment, as defined by his employment agreement, and other employee benefits pursuant to Geron’s benefits policies. Dr. Grethlein’s performance-based bonus percentage remains unchanged from 2014, and Dr. Grethlein did not receive any equity or other awards, or other compensation specifically related to his appointment as Chief Operating Officer.

Under the terms of the Amended Employment Agreement, in the event Dr. Grethlein’s employment is terminated due to a Covered Termination (as defined in the Amended Employment Agreement), (i) he will be entitled to a lump-sum severance payment equal to twelve (12) months of his base salary then in effect as of such termination and the portion of Annual Bonus prorated for the length of service provided during the calendar year through the termination date; (ii) Dr. Grethlein and his covered dependents will also be eligible to continued healthcare coverage as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) at the Company’s expense for up to 12 months following a Covered Termination, and to thereafter maintain such coverage at Dr. Grethlein’s cost for the balance of the period that Dr. Grethlein is entitled to coverage under COBRA; and (iii) the vested portion of any stock options or other exercisable equity interest in the Company shall remain outstanding until the earlier of the second anniversary of the date of termination or the original expiration date of such award.

The foregoing description of the Amended Employment Agreement is not complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended Employment Agreement, which will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Dr. Grethlein is also eligible to receive benefits under the Company’s Amended Severance Plan (the “Severance Plan”). Under the Severance Plan, if Dr. Grethlein is terminated in connection with a “triggering event” (as defined in the Severance Plan, which generally means his termination without cause or resignation under certain circumstances, in either case in connection with or within the 12 months following a change in control transaction) and signs a release of claims against the Company, he would be entitled to (i) a lump sum payment equal to his then-current base salary for the Severance Period (15 months); (ii) payment of his prorated annual target bonus and (iii) payment of premiums required for the continuation of health, dental and vision insurance under COBRA through the earlier of the end of the applicable Severance Period or when other employment offering health care coverage is obtained.

There are no arrangements or understandings between Dr. Grethlein and any other person pursuant to which he was appointed as Executive Vice President and Chief Operating Officer of the Company, and there is no family relationship between Dr. Grethlein and any of the Company’s other directors or executive officers. Dr. Grethlein is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

On January 29, 2019, the Compensation Committee approved: (a) annual base salaries for 2019, including adjustments for new titles and responsibilities, and (b) cash performance bonuses for 2018 under the Company’s annual performance-based bonus program for the following executive officers of the Company:

	Salary	Salary	2019
	Increase	Increase	Base	2018
Name and Current Position	(%)	($)	Salary	Cash Bonus
Olivia K. Bloom, Executive Vice President, Finance, Chief Financial Officer and Treasurer	3.4%	$15,000	$460,000	$185,230
Melissa Kelly Behrs, Executive Vice President, Chief Business Officer (1)	6.25%	$25,000	$425,000	$169,200
Andrew J. Grethlein, Ph.D., Executive Vice President, Chief Operating Officer (2)	7.0%	$30,000	$460,000	$181,890
Stephen N. Rosenfield, J.D., Executive Vice President, Chief Legal Officer (3)	3.4%	$12,000	$368,000 (4)	$148,185

____________________

(1)	On January 29, 2019, the Compensation Committee approved the appointment of Ms. Behrs as the Company’s Chief Business Officer.

(2)	On January 29, 2019, the Compensation Committee approved the appointment of Dr. Grethlein as the Company’s Chief Operating Officer. See “Appointment of Principal Operating Officer” above.

(3)	On January 29, 2019, the Compensation Committee approved the appointment of Mr. Rosenfield as the Company’s Chief Legal Officer.

(4)	Reflects Mr. Rosenfield’s continued employment by the Company at 80% time.

With respect to Ms. Behrs, on January 29, 2019, the Compensation Committee also approved a relocation allowance of $10,000 in connection with Ms. Behrs’ relocation to the Company’s New Jersey office location in the second half of 2019. For as long as she remains located in New Jersey, Ms. Behrs will also be reimbursed for out-of-pocket housing expenses not to exceed $3,000 per month.

On January 30, 2019, the Board, upon the recommendation of the Compensation Committee, approved the annual base salary for 2019 and cash performance bonus for 2018 for the Company’s principal executive officer:

	Salary	Salary	2019
	Increase	Increase	Base	2018
Name and Current Position	(%)	($)	Salary	Cash Bonus
John A. Scarlett, M.D., President, Chief Executive Officer and Chairman of the Board	3.4%	$23,000	$690,000	$280,140

Amendment to 2018 Inducement Award Plan

On January 29, 2019, the Compensation Committee approved an amendment to increase the reserve of shares of the Company’s common stock under the 2018 Inducement Award Plan from 3,000,000 to 8,000,000 shares of common stock (subject to customary adjustments in the event of a change in capital structure of the Company) to be used exclusively for grants of inducement awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment, as a material inducement within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules to each such individual’s entry into employment with the Company. The terms and conditions of the 2018 Inducement Award Plan and the inducement awards to be granted thereunder are substantially similar to the Company’s stockholder-approved 2018 Equity Incentive Plan.

The foregoing description of the 2018 Inducement Award Plan, as amended, is not complete and is subject to, and qualified in its entirety by reference to, the complete text of the 2018 Inducement Award Plan, as amended, which will be filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Departure of Director

On January 30, 2019, Daniel M. Bradbury, a Class II member of the Company’s Board, notified the Board of his decision to not stand for re-election at the Company’s upcoming 2019 Annual Meeting of Stockholders due to his new responsibilities as a chief executive officer of another public company. Mr. Bradbury’s decision not to stand for re-election was not due to any disagreement with the Company, the Board or the management of the Company on any matter relating to the Company’s operations, policies or practices. The effective date of departure for Mr. Bradbury will be May 14, 2019, the expected date of the Company’s 2019 Annual Meeting of Stockholders. Until his departure from the Board, Mr. Bradbury will continue to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 1, 2019	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Chief Legal Officer